Exhibit 99.77

This report is signed on behalf of the registrant in the City of St. Paul and State of Minnesota on the 28th day of February 2007.

                                             MAIRS AND POWER BALANCED FUND, INC.

                                             By /s/ William B. Frels
                                                --------------------------------
                                                William B. Frels, President


WITNESS


/s/ Jon A. Theobald
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Jon A. Theobald, Secretary